Exhibit 3.3

BYLAWS

of

rEVO Biologics, Inc.

i

Table of Contents

(continued)

ii

BYLAWS

of

rEVO Biologics, Inc.

Article I - Shareholders

1. Annual Meeting. The annual meeting of shareholders shall be held each year at the place, date and time determined by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, shall be for electing Directors and for such other purposes as shall be determined by the President or the Board of Directors and specified in the notice for the meeting pursuant to Section 4 of this Article I. Only business within such purposes may be conducted at the meeting. If no annual meeting is held in accordance with the foregoing provisions or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within thirteen (13) months after the last annual meeting was held, a special meeting in lieu thereof may be held thereafter, and such special meeting shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

2. Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, if any, the President or the Board of Directors. A special meeting shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, if the holders of at least 10 percent, or such lesser percentage as the Articles of Organization permit, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of shareholders.

3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation in Massachusetts unless a different place is fixed by the Board of Directors or the President and is specified in the notice of the meeting or the meeting is held solely by means of remote communication in accordance with Section 12 of this Article I.

4. Notice of Meetings. A written notice of the date, time and place of all meetings of shareholders describing the purposes of the meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by the Board of Directors to provide notice of such meeting) no fewer than seven (7) nor more than sixty (60) days before the meeting date to each shareholder entitled to vote thereat and to each shareholder who, by law or by the Articles of Organization or by these Bylaws, is entitled to such notice.

5. Requirement of Notice. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III.

6. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Organization, or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

7. Quorum; Adjournment.

(a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Shares owned directly or indirectly by the Corporation, other than in a fiduciary capacity, shall not be deemed outstanding for quorum purposes.

(b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

(c) Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

8. Voting and Proxies. Each Shareholder shall have, with respect to each matter voted upon at a meeting of shareholders, one vote for each share of stock entitled to vote owned by such shareholder of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. A shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of eleven (11) months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by such officer or agent. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

9. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA (or any successor provision thereof), the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Unless otherwise provided in the Articles of Organization or these Bylaws, Directors are. elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for any election unless requested by a shareholder entitled to vote in the election. Absent special circumstances, the shares of the Corporation’s stock are not entitled to vote if they are owned, directly or indirectly, [by the Corporation or] by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests. Notwithstanding the preceding sentence, however, the Corporation may vote any share of its own stock held by it, directly or indirectly, in a fiduciary capacity.

10. Action without Meeting by Written Consent.

(a) Action required or permitted by the MBCA to be taken at a meeting of shareholders may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) if and to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this Section. A consent signed under this Section has the effect of a vote at a meeting.

(b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III, of the action (1) to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

11. Record Date. The Directors may fix the record date in order to determine the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by the section of the MBCA dealing with that action, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

12. Meetings by Remote Communications. Unless otherwise provided in the Articles of Organization, if authorized by the Directors, any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

13. Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

14. Shareholders List for Meeting.

(a) After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network.

(c) The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Article II - Directors

1. Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, which may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise provided by law, by these Bylaws or by the Articles of Organization. In particular, and without limiting the generality of the foregoing, the Board of Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Election and Qualification. The Corporation shall have not less than three Directors, the number of Directors to be fixed from time to time by vote of a majority of the Directors then in office; provided, however, that, except as otherwise provided by the Articles of Organization, whenever there shall be fewer than three shareholders, the number of Directors may be less than three but in no event less than the number of shareholders. Except in connection with the election of Directors at the annual meeting of shareholders, the number of Directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more Directors. Except as otherwise provided in the Articles of Organization or these Bylaws, the Directors shall be elected by the shareholders at the annual meeting. No Director need be a shareholder.

3. Vacancies; Reduction of Board. Unless the Articles of Organization or Section 8.06 of the MBCA (or any successor provision) otherwise provide, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by (a) the shareholders, or, in the absence of shareholder action, by (b) the Board of Directors or (c) if the Directors remaining in office constitute fewer than a quorum of the Board, the affirmative vote of a majority of all the Directors remaining in office. If the vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group or, unless otherwise provided in the Articles of Organization or these Bylaws, the Directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, Directors shall hold office until the next annual meeting of shareholders. Despite the expiration of his or her term, he or she shall continue to serve thereafter until their successors are chosen and qualified or until there is a decrease in the number of Directors or until such Director sooner dies, resigns, is removed or becomes disqualified.

5. Resignation. Any Director may resign by delivering his or her written resignation to the Board of Directors, the Chairman of the Board (if any) or to the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time.

6. Removal. A Director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of such Director. A Director may also be removed from office for cause by vote of the greater of (a) a majority of the Directors then in office or (b) the number of Directors required by the Articles of Organization or these Bylaws to take action under Section 8.24 of the MBCA. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, promptly following such meeting of shareholders.

Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, or two or more Directors, designating the time, date and place thereof.

8. Notice. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting, in each case at least two (2) days’ prior to the date of such meeting. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting unless required by the Articles of Organization or these Bylaws. All notices to Directors shall conform to the applicable requirements of Article III.

9. Waiver of Notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

10. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may constitute a quorum pursuant to Section 8.53 or Section 8.55 of the MBCA in making a determination that indemnification or advance of expenses is permissible in a specific proceeding. Any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make any adjournment thereof, and the meeting may be held as adjourned without further notice.

11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these Bylaws.

12. Action Without Meeting. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken by the Directors at any meeting of the Board of Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.

13. Meetings through Communications Equipment. Unless otherwise provided by law, the Articles of Organization or these Bylaws, the Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

14. Committees. Unless otherwise provided by the Articles of Organization or these Bylaws, the Board of Directors, by vote of a majority of all the Directors then in office, may create one or more committees, may appoint members of the Board of Directors thereto, and may delegate to such committees some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

15. Compensation. The Board of Directors may fix the compensation of Directors.

Article III - Manner of Notice

1. General. All notices hereunder shall conform to the following requirements:

(a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b) Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c) Written notice, other than notice by electronic transmission, to any of the Corporation’s shareholders, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

(d) Written notice by electronic transmission to any of the Corporation’s shareholders, if in a comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

(f) Oral notice is effective when communicated if communicated in a comprehensible manner.

2. Other Notices. Notwithstanding the provisions of Section 1 of this Article III, if the MBCA or any other applicable Massachusetts law prescribes notice requirements for particular circumstances, those requirements shall govern. If the Articles of Organization or these Bylaws otherwise prescribe notice requirements which are not inconsistent with the MBCA , those requirements shall govern.

Article IV - Officers and Agents

1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, if any, including one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, as the incorporators at their initial meeting, or the Board of Directors from time to time, may, in their discretion, appoint. The Board may appoint one of its members to the office of Chairman of the Board and from time to time define the powers and duties of that office notwithstanding any other provisions of these Bylaws. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Board of Directors from time to time, may in their discretion appoint.

2. Appointment. The President, Treasurer and Secretary shall be appointed by the Board of Directors at their first meeting following the annual meeting of shareholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. Any such officer that is appointed by the Board of Directors shall be a “Board Appointed Officer.” A Board Appointed Officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

3. Qualification. No officer need be a shareholder or Director. Any two (2) or more offices may be held by any person.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, Treasurer and Secretary shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are appointed; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are appointed, or for such shorter term as the Board of Directors may fix at the time such officers are appointed or, in either case, until such officer sooner dies, resigns, is removed or becomes disqualified.

5. Resignation. Any officer may resign by delivering his written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

6. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or by a Board Appointed Officer if so authorized by the Board of Directors.

8. Chairman of the Board and President. The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he or she shall preside, when present, at all meetings of shareholders and (unless a Chairman of the Board has been appointed and is present) of the Board of Directors. If a Chairman of the Board of Directors is appointed he or she shall preside at all meetings of the Board of Directors at which he or she is present.

9. Treasurer. Except as the Board of Directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting Officer of the Corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by any officer authorized by the Board of Directors to prescribe such duties and powers.

10. Secretary. The Secretary shall have responsibility for preparing minutes of the meetings of shareholders and the Board of Directors, and for authenticating records of the Corporation. In case a Secretary is not appointed or is absent, an Assistant Secretary shall keep a record of the meetings of the shareholders and the Board of Directors and may authenticate records of the Corporation. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary if one be appointed, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Unless a transfer agent has been appointed or the Board of Directors otherwise prescribes, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each.

11. Other Powers and Duties. Subject to law, to the Articles of Organization, and to the other provisions of these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

12. Employment Contracts. The Corporation may enter into employment contracts authorized by the Board of Directors extending beyond the terms of office of the Directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove or fail to reappoint officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation.

Article V - Capital Stock

1. Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series of stock authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.

2. Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

3. Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

4. Record and Beneficial Owners. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown in the records of the Corporation (or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent provided in such procedure) as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Each shareholder shall have the duty to notify the corporation of such shareholder’s post office address.

5. Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405 (or any successor provision), determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

6. Transfers. Subject to any restrictions on transfer, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

7. Record Date and Closing Transfer Books The Board of Directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than seventy (70) days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

(a) The record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date immediately preceding the day on which notice is given; and

(b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Article VI - Corporate Records

1. Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within The Commonwealth of Massachusetts a copy of such records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent as may be required by law.

Article VII - Indemnification

1. Definitions. In this Article the following words shall have the following meanings unless the context requires otherwise:

“Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger.

“Director” means, as applicable, an individual who is or was a Director of the Corporation or who, while a Director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representatives of a Director.

“Disinterested Director” means a Director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses” shall include counsel fees and disbursements.

“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

“Party” means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

2. Indemnification of Directors.

(a) Except as otherwise provided in this Article VII, the Corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director against any and all Liability incurred in connection with the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under (a) Article 6 of the Articles of Organization as in effect on October     , 2012, or (b) a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA.

(b) A Director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Corporation.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director did not meet the relevant standard of conduct described in this Section.

(d) Unless ordered by a court, the Corporation may not indemnify a Director under Section 8.54(a)(3) of the MBCA to such Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b) above.

3. Advance for Expenses. The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse all of the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director if he or she delivers to the Corporation:

(a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article VII or that the proceeding involves conduct for which liability has been eliminated under (i) Article 6 of the Articles of Organization as in effect on October     , 2012, or (ii) a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA; and

(b) his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article VII or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article VII. The foregoing undertaking must be an unlimited general obligation of the Director but need not be secured and shall be accepted without reference to the financial ability of the Director to make repayment.

4. Determination of Indemnification. The determination of whether a Director has met the relevant standard of conduct set forth in Section 2 shall be made:

(a) if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by vote of the Board of Directors;

(b) by special legal counsel (1) selected in the manner prescribed in Section 4 (a) of this Article; or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as Disinterested Directors may participate;

(c) by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination; or

(d) as otherwise permitted by law.

5. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against Liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

6. Application of this Article.

(a) The Corporation shall not be obligated to indemnify or advance expenses to a Director of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided through a resolution of the Board of Directors, an agreement or otherwise.

(b) This Article shall not limit the Corporation’s power to (1) pay or reimburse expenses incurred by a Director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party to the proceeding or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of a Director, officer, employee or agent.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which any Director or officer seeking indemnification or advancement of expenses may be entitled under any agreement, statute, vote of shareholders or otherwise.

(d) Each person who is or becomes a Director shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the person who serves as a Director of the Corporation at any time while these Bylaws and the relevant provisions of the MBCA are in effect and any repeal or modification thereof shall not affect any rights or obligations then existing.

(e) If the laws of The Commonwealth of Massachusetts are hereafter amended from time to time, or are succeeded by new provisions of applicable law, to increase the scope of permitted indemnification, indemnification required hereunder shall be provided to the fullest extent permitted or required by any such amendment or successor provision and indemnification permitted hereunder shall be permitted to the fullest extent authorized by any such amendment or successor provision.

Article VIII - Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve (12) months ending with December 31 in each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the President, the Chairman of the Board, if any, any Vice President or the Treasurer.

4. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other corporation, entity or organization, any of whose securities or interests are held by this Corporation.

5. Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

6. Massachusetts Control Share Acquisitions Act. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the Corporation.

7. Amendments. The power to make, amend or repeal these Bylaws shall be in the shareholders; provided, however, that the Directors may make, amend or repeal these Bylaws (other than the provisions of Article VII to the extent they relate to indemnification of Directors or of this Section 7 of Article VIII) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these Bylaws requires action by the shareholders. Notwithstanding the foregoing, the Board of Directors shall not take any action unless permitted by law. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws. Any amendment or repeal of these Bylaws by the Directors and any Bylaw adopted by the Directors may be amended or repealed by the shareholders.